SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary information statement ☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

POWER OF THE DREAM VENTURES, INC.
(Name of Registrant as Specified in Its Charter)

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POWER OF THE DREAM VENTURES, INC.

1095 Budapest, Soroksari ut 94-96, Hungary

DEFINITIVE INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

This Information Statement is furnished by the Board of Directors (the “Board”) of Power of the Dream Ventures, Inc. (the “Company”) to inform shareholders of the Company of certain actions adopted by the Board and approved by shareholders holding a majority in interest of the voting power of the Company.  This Information Statement will be mailed on approximately April 23, 2012 to shareholders of record of the Company’s Common Stock and Series A Preferred stock as of April 15, 2012 (“Record Date”).   Specifically, this Information Statement relates to the following matters:

(i)

the reduction of the authorized shares of common stock of the Company from 250,000,000 to 50,000,000 such shares without affecting the issued and outstanding shares of the Company’s common stock;

(ii)

an increase in the par value of the Company’s common stock and preferred stock from $.0001 per share to $.001 per share; and

(iii)

the creation of a class of Series B Preferred stock of the Company having the characteristics described below.

         All of these matters will be accomplished through filing an amendment (the “Amendment”) to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Secretary of State”).  A copy of the Amendment is attached to this Information Statement as Exhibit A.

On April 4, 2012, the Board of Directors (the “Board”) of the Company adopted resolutions by unanimous written consent in lieu of a meeting pursuant to which the Board approved: (i) a reduction in the authorized shares of the Company’s common stock from 250,000,000 shares to 50,000,000 such shares; (ii) an increase in the par value of the Company common stock and preferred stock from $.0001 per share to $.001 per share; and (iii) the creation of a class of Series B Preferred shares having the characteristics described below in the Information Statement under “CHARACTERISTICS OF THE SERIES B PREFERRED.”  The Series B Shares will be not be issued at the time they are authorized, but will be available to be issued from time to time in such amounts and upon such conditions as may be determined by the Company’s Board of Directors.

As part of the reduction of the authorized shares of common stock and the increase in par value, the Company will require that all outstanding certificates for shares of the Company’s common stock and Series A Preferred stock be surrendered to our transfer agent, Fidelity Transfer Company, for cancellation and the reissuance of certificates for the same number of shares in the same amounts but containing the proper references to the Company’s total authorized shares and its new par value per share.  The expenses for the return of old certificates to the transfer agent will be paid by the Company’s stockholders, but the issuance and delivery of the new certificates will be paid for by the Company; provided, that the stockholder returns his old certificate for cancellation within thirty (30) days of the date of filing of the Amendment, estimated to be on May 14, 2012.

On April 4, 2012 the Company’s Board of Directors and the holders of a majority of the Company’s issued and outstanding voting shares of common stock voting together as a separate class, and the holders of all of the issued and outstanding shares of the Company’s Series A Preferred shares, authorized the following amendments to the Company’s Certificate of Incorporation: (i) a reduction in the authorized shares of the Company’s common stock from 250,000,000 shares to 50,000,000 such shares; (ii) an increase in the par value of the Company common stock and preferred stock from $.0001 per share to $.001 per share; and (iii) the creation of a new class of  one million (1,000,000) Series B Preferred shares (the “Series B Preferred”) having the characteristics described in the within Information Statement. See “CHARACTERISTICS OF THE SERIES B PREFERRED.”

All of the amendments will be accomplished through filing the Amendment to the Company’s Certificate of Incorporation with the Secretary of State. The Amendment will be filed with the Delaware Secretary of State not less than twenty (20) days after the Company’s filing of a definitive information statement on Schedule 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “Commission”) and the mailing of the definitive information statement to the stockholders of the Company on or about the Record Date.

The filing of the Amendment with the Delaware Secretary of State, which will implement the foregoing amendments, will not be done until a date which is at least twenty (20) days after the mailing of the definitive Information Statement. This Information Statement will be sent on or about April 23, 2012 to the Company’s shareholders of record on the Record Date who have not been solicited for their consent to this corporate action.

This Information Statement is being furnished to you to inform you of the actions taken as required by rules and regulations of the Securities and Exchange Commission, and, in addition, to satisfy any requirements of notice under the Delaware General Corporation Law.  You are urged to read this Information Statement in its entirety for a description of the actions taken by the Board of Directors and approved by the majority shareholders of the Company.

Yours truly, /s/ Viktor Rozsnyay

This Information Statement is to inform you of the actions taken by the Board of Directors of the Company and approved by a majority of the issued and outstanding shares of common stock voting as a class, and by the holders of all of the issued and outstanding shares of Series A Preferred stock of the Company, on April 4, 2012 and to discuss the purposes and reasons for such actions.

PURPOSE OF

 AMENDMENTS OF CERTIFICATE OF INCORPORATION

The Board of Directors determined that it would be in the best interests of the Company to reduce the authorized shares of common stock and increase the par value because the Board believes that the combination of too many authorized shares in combination with the smaller par value creates a negative perception of the Company in the market place. The Board determined that the creation of the Series B Preferred with the characteristics described below gives it flexibility in connection with future transactional activity of the Company without the requirement of having to seek stockholder approval at that time with the required disclosure and regulatory filings and the mandatory time periods before which certain actions could not otherwise be taken.

The filing of the Amendment with the Delaware Secretary of State, which will effect the foregoing amendments, will not be done until a date which is at least twenty (20) days after the mailing of the definitive Information Statement. This Information Statement will be sent on or about April 23, 2012 to the Company’s shareholders of record on the Record Date who have not been solicited for their consent to this corporate action.

VOTING SECURITIES

The Record Date of shareholders entitled to receive notice of this corporate action by the Company is the close of business on April 15, 2012.  The Amendment to the Certificate of Incorporation requires the affirmative vote of a simple majority of the issued and outstanding shares of common stock voting together as a separate class and the votes of a majority of the issued and outstanding shares of Series A Preferred stock. On April 4, 2012, the Company had issued and outstanding 38,428,044 shares of its Common Stock and 2,000,000 shares of Series A Preferred Stock. Accordingly, on April 4, 2012, the Company needed a majority of the common shares voting together as a single class, or 19,598,302 shares, to achieve a 51% majority, and the Company received the votes of holders of a total of 20,582,424 votes of common stock or 53.81% of all the issued and outstanding shares of common stock entitled to vote, in favor of the Amendment. The Company also received the affirmative vote of all of the issued and outstanding shares of Series A Preferred stock entitled to vote on the Amendment.  Pursuant to Delaware law, there are no dissenter’s or appraisal rights relating to the actions taken.

Description of Reduction in Authorized Shares of Common Stock

In the Amendment the Company will reduce its authorized shares of common stock from 250,000,000 such shares to 50,000,000 such shares. The Amendment will not affect the issued and outstanding shares of common stock nor the voting or other rights associated with ownership of our common stock. The sole effect will be to reduce the number of shares of common stock the Company may issue in the future to the reduced number of 50,000,000 such shares.

Description of Increase in Par Value

In the Amendment the Company will increase the par value of the common stock from $.0001 to $.001 per share. This increase will apply to the shares of common stock that are issued and outstanding, but will not have any effect on your ownership of your shares or your ability to buy and sell them. We have been advised by our accountants that the increase in par value will not affect our already reported financial statements.

Characteristics of the Series B Preferred Shares

The characteristics of the Series B Preferred shares are as follows:

(i)

each Series B Preferred share shall have two (2) votes and shall vote together with the shares of the Company’s common stock on all matters presented to the Company shareholders for a vote;

(ii)

each share of Series B Preferred shall not be convertible;

(iii)

each share of Series B Preferred shall (1) be deemed the equivalent of and be deemed to be two (2) shares of the Company’s common stock for the purpose of calculating the participation of the Series B Preferred in all cash distributions or stock dividends of the Company’s common stock (but not any other form of equity) on a basis equal to two (2) shares of common stock for each share of Series B Preferred, and (2) on liquidation of the Company the holder of each Series B Preferred share shall first be paid the par value of the share of Series B Preferred, and then participate on an “as if” fully converted basis with all holders of issued and outstanding shares of common stock participating in the liquidating distribution, in full satisfaction of all  liquidation preferences under the Amendment;

(iv)

each share of Series B Preferred shall not be entitled to any right of redemption;

(v)

each share of Series B Preferred shall not be entitled to pre-emptive right with respect to any subsequent issue of securities by the Company;

(vi)

each holder of a Series B Preferred share shall be entitled to receive all Company reports sent to the holders of the Company’s common stock;

(vii)

each share of Series B Preferred shall bear a restricted legend prohibiting sale, transfer or other disposition of the shares represented by the certificate except in accordance with all applicable Federal and state securities laws.

The Board of Directors has not made any determination concerning the issuance of the Series B Preferred shares at the time of this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTER BEING ACTED UPON

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting  from the Amendment to the Certificate of Incorporation described herein which is not shared by all other shareholders  pro rata and in accordance with their respective interests.

(i)  As of March 31, 2012, the Company had (i) 250,000,000 shares of common stock authorized for issuance, of which 38,428,044 shares are issued and outstanding, and (ii) Messrs. Viktor Rozsnyay and Daniel Kun, Jr., respectively the President, CEO and Chairman of the Board of Directors of the Company, and Vice President of the Company owned the following shares of common stock AND Series a Preferred stock of the Company that represent the percent of voting shares of the Company common stock indicated:

Table 1

Name	Number of Shares of Common Stock	Voting Percentage[1]
Daniel Kun, Jr.	2,430,000	6.32%
Viktor Rozsnyay	1,874,300	4.88%
Name	Number of Series A Preferred[2]	Voting Percentages[3]
Daniel Kun, Jr.	1,000,000	50.00%
Viktor Rozsnyay	1,000,000	50.00%

None of the percentages in the foregoing table will be altered by the Amendment including the authorization of the Series B Preferred shares; however the combined totals are set forth below:

Table 2

Name	Number of Shares of Common Stock[4]	Voting Percentage[5]
Daniel Kun, Jr.	42,430,000	35.88%
Viktor Rozsnyay	41,874,300	35.41%

STOCK OWNERSHIP/PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of the Company’s Common Stock as of the Record Date by: (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all the shares shown as beneficially owned by them.

1 The percentages associated with ownership of common stock by Messrs. Rozsnyay and Kun is calculated without reference to their ownership of Series A Preferred.  See notes 2 and 3 in this table.

2 The Series A Preferred shares vote together with the holders of shares of common stock as a single class on all matters presented to the Company’s stockholders for a vote with each share of Series A Preferred having a vote equal to 40 shares of common stock.

3 This is calculated as a percentage of the Series A Preferred voting as a single class.

4 This assumes voting of all 2,000,000 Series A Preferred on an “as if” fully converted basis at the rate of 40 shares of common stock for each share of Series A Preferred.

5 This is calculated against a total of 38,428,044 shares of common stock issued and outstanding for voting purposes, and a total of 2,000,000 shares of Series A Preferred stock, with each such Series A share having the voting equivalent of 40 shares of common stock, and voting together with the common stock as a single class; therefore the actual total of shares outstanding for this purpose is 118,428,044.

	Number of Shares as of 4/4/12	Percentage as of 4/4/12
Ildiko Rozsa 1066 Budapest, Terez Krt. 22, Hungary	625,555	1.63%
Szilvia Toth 1095 Budapest, Kalman Imre u. 22 II/6, Hungary	420,000	1.09%
Gene Guhne 585 Cross Creek Tr. Gibsonville, NC 27249	1,300,000	3.38%
Daniel Kun, Jr. 1037 Budapest, Perenyi u 16/B, Hungary	2,430,000	6.32%
Viktor Rozsnyay 2049 Diosd, Ligetszepe ut 54, Hungary	1,874,300	4.88. %

Total	6,649,855	17.30%

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The following are the changes to the Certificate of Incorporation which were recommended by the Company’s Board of Directors and approved by the shareholders having a majority in interest of the voting power:

The Company shall decrease the authorized shares of common stock from 250,000,000 to 50,000,000 such shares. The Company shall increase the par value of each share of common stock and preferred stock from $.0001 per share to $.001 per share.

The Company shall create a class of Series B Preferred stock having the characteristics set forth below:

The characteristics of the Series A Preferred shares are as follows:

(i)

each Series B Preferred share shall have two (2) votes and shall vote together with the shares of the Company’s common stock on all matters presented to the Company shareholders for a vote;

(ii)

each share of Series B Preferred shall not be convertible;

(iii)

each share of Series B Preferred shall (1) be deemed the equivalent of and be deemed to be two (2) shares of the Company’s common stock for the purpose of calculating the participation of the Series B Preferred in all cash distributions or stock dividends of the Company’s common stock (but not any other form of equity) on a basis equal to two (2) shares of common stock for each share of Series B Preferred, and (2) on liquidation of the Company the holder of each Series B Preferred share shall first be paid the par value of the share of Series B Preferred, and then participate on an “as if” fully converted basis with all holders of issued and outstanding shares of common stock participating in the liquidating distribution, in full satisfaction of all  liquidation preferences under the Amendment;

(iv)

each share of Series B Preferred shall not be entitled to any right of redemption;

(v)

each share of Series B Preferred shall not be entitled to pre-emptive right with respect to any subsequent issue of securities by the Company;

(vi)

each holder of a Series B Preferred share shall be entitled to receive all Company reports sent to the holders of the Company’s common stock;

(vii)

each share of Series B Preferred shall bear a restricted legend prohibiting sale, transfer or other disposition of the shares represented by the certificate except in accordance with all applicable Federal and state securities laws.

NOTE:  The Amendment to the Certificate of Incorporation as intended to be filed with the Secretary of State of Delaware is attached hereto as an exhibit and made a part hereof. Reference is hereby made to such exhibit for the specific wording of each of the foregoing provisions.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”).  You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms, including its public reference room located at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549. You may also obtain these materials upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Our public filings are also available at the Internet web site maintained by the SEC for issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR) at www.sec.gov.

MISCELLANEOUS

We request brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock and we will reimburse such persons for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at our office address, 1095 Budapest, Soroksari ut 94-96, Hungary.

BY ORDER OF THE BOARD OF DIRECTORS
April 23, 2012	/s/ Viktor Rozsnyay
Chairman of the Board